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                                                                    Exhibit 9.04

                   AMENDMENT NO. 1  dated as of July 3, 1996, to the MANAGEMENT
              STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT dated as of October 9, 1992 (as amended hereby, and as further amended from time to time, the "Management Stockholders Agreement"), among BCP/ESSEX HOLDINGS INC. (as successor to B E ACQUISITION CORPORATION), a Delaware corporation (the "Company"), the MANAGEMENT PURCHASERS party thereto and BESSEMER HOLDINGS, L.P. (as successor in interest to BESSEMER CAPITAL PARTNERS, L.P.), a Delaware limited partnership.


         WHEREAS the Company desires to sell to certain purchasers, and such purchasers desire to purchase from Holdings, an aggregate of up to 13,000,000 shares of Common Stock of the Company ("Common Stock"); and

         WHEREAS, in connection with the sale of such Common Stock, the parties to the Management Stockholders Agreement wish to amend the Management Stockholders Agreement upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Unless otherwise defined herein, each term used herein that is defined in the Management Stockholders Agreement shall have the meaning assigned thereto in the Management Stockholders Agreement.

         SECTION 2. AMENDMENT OF MANAGEMENT STOCKHOLDERS AGREEMENT. The Management Stockholders Agreement is hereby amended as follows:

         (a) The definition of "Registrable Securities" in Section 1.22 of the Management Stockholders Agreement is amended by inserting the phrase "by the Company" in place of the phrase "pursuant to the BCP Subscription Agreement or the Management Subscription Agreements".

         SECTION 3. AGREEMENT TO BE BOUND. Each of BCE Partners, L.P., BGE Partners, L.P., BNE Partners, L.P., and

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BTE Partners, L.P. (the "New Investors"), upon its acquisition of Common
Stock, agrees to be bound by the provisions of the Management Stockholders Agreement as a Shareholder and shall have all the rights and obligations of a Shareholder to the same extent and in the same manner as the parties thereto and as additionally provided in this Amendment. Each of the New Investors currently is a member of the BCP Group.

         SECTION 4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, regardless of the law that might be applied under applicable principles of conflicts of law.

         SECTION 5. COUNTERPARTS; EFFECTIVENESS. The Amendment may be signed in any number of counterparts, each of which shall be an original and all of which together shall constitute the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 6. HEADINGS, ETC. The headings of the various sections of this Amendment are for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 7. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and

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any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         BESSEMER HOLDINGS, L.P.,

                                           by KYLIX HOLDINGS, L.L.C.,
                                              its general partner,

                                              by DEMAREST CORPORATION,
                                                 a manager,

                                                 by /s/ Robert D. Lindsay
                                                    ----------------------------
                                                    Name:  Robert D. Lindsay
                                                    Title: President


                                         THE MANAGEMENT PURCHASERS WHO ARE
                                         PARTIES TO THE MANAGEMENT
                                         SUBSCRIPTION AGREEMENTS,

                                           by BESSEMER HOLDINGS, L.P., as
                                              attorney-in-fact,

                                              by KYLIX HOLDINGS, L.L.C.,
                                                 its general partner,

                                                by DEMAREST CORPORATION,
                                                   a manager,

                                                   by /s/ Robert D. Lindsay
                                                      --------------------------
                                                      Name: Robert D. Lindsay
                                                      Title: President

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                                         BCE PARTNERS, L.P.,

                                           by KYLIX HOLDINGS, L.L.C.,
                                              its general partner,

                                              by DEMAREST CORPORATION,
                                                 a manager,

                                                 by /s/ Robert D. Lindsay
                                                    ----------------------------
                                                    Name:  Robert D. Lindsay
                                                    Title: President


                                         BGE PARTNERS, L.P.,

                                           by KYLIX HOLDINGS, L.L.C.,
                                              its general partner,

                                              by DEMAREST CORPORATION,
                                                 a manager,

                                                 by /s/ Robert D. Lindsay
                                                    ----------------------------
                                                    Name:  Robert D. Lindsay
                                                    Title: President


                                         BNE PARTNERS, L.P.,

                                           by KYLIX HOLDINGS, L.L.C.,
                                              its general partner,

                                              by DEMAREST CORPORATION,
                                                 a manager,

                                                 by /s/ Robert D. Lindsay
                                                    ----------------------------
                                                    Name:  Robert D. Lindsay
                                                    Title: President


                                         BTE PARTNERS, L.P.,

                                            by /s/ Edward Smith
                                               ---------------------------------
                                               Name:  Edward Smith
                                               Title: Authorized Signatory

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                                         BCP/ESSEX HOLDINGS INC.,

                                            by /s/ Steven R. Abbott
                                               ---------------------------------
                                               Name:  Steven R. Abbott
                                               Title: President